EXHIBIT T3F

		Indenture
Trust Indenture Act Section		Section

310	(a)(1)	9.10
	(a)(2)	9.11
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	9.08, 9.10, 12.02
	(c)	Not Applicable
311	(a)	9.11
	(b)	9.11
	(c)	Not Applicable
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	9.06
	(b)(1)	Not Applicable
	(b)(2)	9.06
	(c)	9.06, 12.02
	(d)	9.06
314	(a)	4.02, 4.03, 12.02
	(b)	Not Applicable
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	12.05
	(f)	Not Applicable
315	(a)	9.01(b)
	(b)	9.05, 12.02
	(c)	9.01(a)
	(d)	9.01(c)
	(e)	8.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	8.05
	(a)(1)(B)	8.04
	(a)(2)	Not Applicable
	(b)	8.07
317	(a)(1)	8.08
	(a)(2)	8.09
	(b)	2.04
318	(a)	12.01

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.